UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

Commission File Number: 333-173702

Excel Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-173702	27-3955524
(State of incorporation)	(Commission File Number)	(I.R.S. Employer)
Identification No.)

1384 Broadway, 17th Floor, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

212-921-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.01.	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 9.01	Financial Statements and Exhibits

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2012, Excel Corp.’s (the “Company”) wholly-owned subsidiary, XLFashions, Inc. (“XL”) entered into an assignment agreement (the “Agreement”) with Orix Venture Finance LLC (“Orix”). Pursuant to the Agreement, XL acquired from Orix an approximate $3.4 million principal amount senior secured loan (the “Loan”) and a warrant (the “Warrant”) to purchase 65,168 Class A Preferred Units of eFashion Solutions, LLC, a New Jersey Limited Liability Company (“eFashion”). Orix was eFashion’s senior secured lender, and the Loan is secured by all of the assets of eFashion. As part of the transaction, Orix also assigned a registration rights agreement to XL, which requires eFashion to register the securities underlying the Warrant under certain conditions. The purchase price paid by XL for the Loan, Warrant and related rights was $1,050,000, less a deposit of $20,120 that was received by Orix between January 17, 2012 and January 22, 2012.

The funds utilized for the acquisition were raised by XL from the sale of 9,608,412 shares of its Preferred Stock (the “Shares”), at a price of $.1379 per Share. The Shares will convert on a 1 for 1 basis for shares of common stock of the Company upon the closing of the acquisition of eFashion, if such acquisition closes. The Loan is secured by all of the assets of eFashion.

About eFashion Solutions, LLC

eFashion Solutions, LLC was founded in 2000 to provide e-commerce and Flash sales capabilities as a service to branded fashion designers & manufacturers. eFashion has invested in building a technical & logistical infrastructure coupled with workflow process and merchandising intelligence systems focused to scaling the e-commerce operations of third party web stores and creating a unique marketing platform for driving incremental sales to client's websites.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information pertaining to the acquisition of the Loan on January 23, 2012 in Item 1.01 of this report is incorporated herein by reference in its entirety in response to this Item 2.01.

Item 3.02 Unregistered Sale of Equity Securities.

The information pertaining to the sale of the Shares on January 23, 2012 in Item 1.01 of this report is incorporated herein by reference in its entirety in response to this Item 3.02.

The issuance of the Shares described above was not registered under the Securities Act of 1933. The issuance of the Shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D and Rule 506 promulgated thereunder. These securities qualified for exemption since the issuance of securities by XL did not involve a public offering and the purchasers are all accredited investors as defined in Regulation D. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. In addition, these shareholders have the necessary investment intent as required by Section 4(2) since each agreed to and will receive share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, XL has met the requirements to qualify for exemption under Section 4(2) of the Securities Act and Regulation D for this transaction.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
4.1	Warrant to purchase 65,168 Class A preferred Units of eFashion Solutions, LLC
10.1	Assignment Agreement by and between ORIX Venture Finance LLC and XL Fashions, Inc., dated January 23, 2012
10.2	Mutual Release by and between eFashion Solutions, LLC and ORIX Venture Finance LLC dated January 23, 2012
10.3	Debt Subordination Agreement in favor of ORIX Venture Finance LLC
10.4	Loan and Security Agreement between ORIX Venture Finance LLC and eFashion Solutions, LLC dated April 18, 2008
10.5	Amendment to Loan Documents dated March 9, 2009 between ORIX Venture Finance LLC and eFashion Solutions, LLC
10.6	Amendment to Loan Documents dated December 30, 2010 between ORIX Venture Finance LLC and eFashion Solutions, LLC
10.7	Amendment to Loan Documents dated April 1, 2010 between ORIX Venture Finance LLC and eFashion Solutions, LLC
10.8	Amendment to Loan Documents dated April 21, 2011 between ORIX Venture Finance LLC and eFashion Solutions, LLC
10.9	Amendment to Loan Documents dated June 14, 2011 between ORIX Venture Finance LLC and eFashion Solutions, LLC
99.1	Press Release Excel Corp. Announces Purchase of eFashion Solutions, LLC Senior Secured Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCEL CORPORATION
Date: January 27, 2012
	By:	/s/ Ruben Azrak
Ruben Azrak Chief Executive Officer (Principal Executive Officer)